UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2023

ZEUUS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56297	37-1830331
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9th Floor, 31 West 27th Street New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 469-3887

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

The information contained below inn Item 5.02 related to the Employment Agreement is hereby incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Director.

On August 15, 2023, the Board of Directors (the “Board”) of ZEUUS Inc. (the “Company”) appointed Mr. Joshua Samuel Levine (“Mr. Levine”) as President and Director of the Company.

From 2022 through the time of his appointment on August 15, 2023 as President of the Company, Mr. Levine served as CEO to Parlement Technologies, Inc. a Nashville, Tennessee based holding company with a Managed IT services, Cloud hosting and Colocation business, NFT and Blockchain platform and a Social Media platform portfolio. Prior to his time with Parlement Technologies, Inc., from 2021 through 2022, Mr. Levine served as CEO and Chief Revenue Officer to BoltMSP, in New York City, New York, where he was hired to rebuild the company from an IT help desk focused company into a full-service cost-effective managed Cybersecurity provider for Small & Medium Businesses. From 2018 through 2021, Mr. Levine worked for Pivot Technology Solutions as Executive VP of Sales of Edge Transformation Service & Channel Partners. Mr. Levine attended the American University in Washington DC, where he received his Bachelor of Science in International Business.

In connection with his appointment, on August 15, 2023, and Mr. Levine and the Company have entered into a written employment agreement (the “Employment Agreement”). The Employment Agreement provides for an at-will employment relationship where Mr. Levine will receive a base salary, Company’s equity including restricted stocks and options, and receive bonuses. Mr. Levine will be entitled to severance payments, bonuses and benefits, as defined and outlined in the Employment Agreement and if he is terminated without cause or resigns with good reason, all his unvested equity will also immediately vest.

In addition, the Employment Agreement also provides for certain payments and benefits in the event of a termination of his employment under specific circumstances, each as defined and outlined in the Employment Agreement. The Employment Agreement may be amended with final terms after Mr. Levine’s appointment date.

Under the Employment Agreement, Mr. Levine’s initial term is for one year. During his initial one year term, Mr. Levine will receive a base salary of $240,000. Mr. Levine will also receive 40,000 restricted stock units (“RSUs”) upon the effective date of the Employment Agreement. Upon the entry into a subsequent term of employment, additional RSUs equal to the base salary divided by the fair market value of the Common Stock shall be issued at a time to be determined by the Board. All issued RSU’s will be subject to 1/3 vesting rights per year.

Item 7.01. Regulation FD Disclosure.

A copy of the press release issued by the Company on August 22, 2023, announcing the appointment of Mr. Levine is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description

99.1	Press release issued by the registrant on August 22, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 23, 2023	ZEUUS, INC.

	By:	/s/ Bassam A.I. Al-Mutawa
Bassam A.I. Al-Mutawa
Chief Executive Officer

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